T. Rowe Price Amendment dated 11/11/2020	Exhibit (h) i. q. 1. d.

AMENDMENT TO PARTICIPATION AGREEMENT

This Amendment (the “Amendment”) to the Participation Agreement dated June 1, 1998, as amended (the “Agreement”) among T. Rowe Price Equity Series, Inc. and T. Rowe Price Fixed Income Series, Inc. (collectively, the “Fund”), T. Rowe Price Investment Services, Inc. (the “Underwriter”), and Massachusetts Mutual Life Insurance Company (the “Company”), is effective as of November 11, 2020.

WHEREAS, Fund, Underwriter and Company desire to add T. Rowe Price International Series, Inc. as a party to the Agreement and update the listing of accounts, policies and portfolios covered by the Agreement.

NOW, THEREFORE, the parties hereby amend the agreement as follows:

1.	T. Rowe Price International Series, Inc. is hereby added as a party to the Agreement, and all references to “Fund” or “Funds” shall be read to include T. Rowe Price International Series, Inc. as appropriate.

2.	Schedule A is hereby deleted and replaced in its entirety by Schedule A attached hereto.

3.	All other terms of the Agreement shall remain in full force and effect.

4.	This Amendment may be signed in any number of counterparts, including facsimile copies thereof or electronic scan copies thereof delivered by electronic mail, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Signatures located on following page

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.

T. ROWE PRICE INVESTMENT SERVICES, INC.	MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ William Presley	By:	/s/ Michael S. Dunn

Name:	William Presley	Name:	Michael S. Dunn
Title:	Vice President	Title:	Head of Institutional Insurance

T. ROWE PRICE EQUITY SERIES, INC.

By:	/s/ Fran Pollack-Matz

Name:	Fran Pollack-Matz
Title:	Vice President

T. ROWE PRICE FIXED INCOME SERIES, INC.

By:	/s/ Fran Pollack-Matz

Name:	Fran Pollack-Matz
Title:	Vice President

T. ROWE PRICE INTERNATIONAL SERIES, INC.

By:	/s/ Fran Pollack-Matz

Name:	Fran Pollack-Matz
Title:	Vice President

SCHEDULE A

ACCOUNTS, POLICIES AND PORTFOLIOS

SUBJECT TO THE PARTICIPATION

AGREEMENT

Name of Separate Account	Policies Funded by	Portfolios Applicable to Policies
and Date Established by	Separate Account
Board of Directors
Massachusetts Mutual	Strategic Life 20	T. Rowe Price Equity Series, Inc.
Variable Life Separate	Strategic Life 21	•	T. Rowe Price Blue Chip Growth Portfolio
Account IX		•	T. Rowe Price New America Growth Portfolio
Established August 17, 2020		•	T. Rowe Price Moderate Allocation Portfolio

T. Rowe Price Fixed Income Series, Inc.
		•	T. Rowe Price Limited Term Bond Portfolio

T. Rowe Price International Series, Inc.
		•	T. Rowe Price International Stock Portfolio

T. Rowe Price Equity Series, Inc.
	Strategic GVUL	•	T. Rowe Price Mid-Cap Growth Portfolio
		•	T. Rowe Price New America Growth Portfolio
T. Rowe Price Equity Series, Inc.
	Strategic Life 9	•	T. Rowe Price Mid-Cap Growth Portfolio
		•	T. Rowe Price New America Growth Portfolio
T. Rowe Price Equity Series. Inc.
	Strategic Life 10	•	T. Rowe Price Mid-Cap Growth Portfolio
		•	T. Rowe Price New America Growth Portfolio
Massachusetts Mutual		T. Rowe Price Fixed Income Series, Inc.
Variable Life Separate Account I Established July 13, 1988	MassMutual Electrum (Strategic Life 18)	•	T. Rowe Price Limited Term Bond Portfolio (Class I or II)
T. Rowe Price Equity Series, Inc.
		•	T. Rowe Price Mid-Cap Growth Portfolio
	Survivorship Variable	•	T. Rowe Price Blue Chip Growth Portfolio
	Universal Life	•	T. Rowe Price Equity Income Portfolio
T. Rowe Price Equity Series, Inc.
		•	T. Rowe Price Mid-Cap Growth Portfolio
	Variable Universal Life	•	T. Rowe Price Blue Chip Growth Portfolio
		•	T. Rowe Price Equity Income Portfolio
	Variable Life Select	T. Rowe Price Equity Series, Inc.
T. Rowe Price Mid-Cap Growth Portfolio

T. Rowe Price Equity Series, Inc.
Survivorship Variable	•	T. Rowe Price Mid-Cap Growth Portfolio
Universal Life II	•	T. Rowe Price Blue Chip Growth Portfolio
	•	T. Rowe Price Equity Income Portfolio
T. Rowe Price Equity Series, Inc.
Variable Life Plus	T. Rowe Price Mid-Cap Growth Portfolio
T. Rowe Price Equity Series, Inc.
	•	T. Rowe Price Mid-Cap Growth Portfolio
VUL II	•	T. Rowe Price Blue Chip Growth Portfolio
	•	T. Rowe Price Equity Income Portfolio
T. Rowe Price Equity Series, Inc.
	•	T. Rowe Price Mid-Cap Growth Portfolio
VUL Guard	•	T. Rowe Price Blue Chip Growth Portfolio
	•	T. Rowe Price Equity Income Portfolio
T. Rowe Price Equity Series, Inc.
	•	T. Rowe Price Blue Chip Growth
Survivorship VUL Guard	•	T. Rowe Price Equity Income Portfolio